Exhibit 5.1

June 17, 2010

Pharmacyclics, Inc.
995 E. Arques Avenue
Sunnyvale, California 94085-4521

Ladies and Gentlemen:

We have acted as counsel to Pharmacyclics, Inc., a Delaware corporation (the “Company”), in connection with its filing of the registration statement (Reg. No. 333-166988) on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on May 20, 2010 and its filing of the prospectus supplement, together with the prospectus contained in the Registration Statement (together, the “Prospectus”), with the SEC on the date hereof pursuant to Rule 424(b)(5) under the Act. The Registration Statement relates to the proposed offer and sale by the Company of its common stock, $0.0001 par value per share (the “Common Stock”), preferred stock, debt securities, warrants, or any combination thereof, separately or as units, with an aggregate offering price of $100,000,000, as set forth in the prospectus contained in the Registration Statement, and as shall be set forth in one or more supplements to the prospectus contained in the Registration Statement. The Prospectus relates to the proposed issuance and sale by the Company of an aggregate of 8,054,968 shares of Common Stock (the “Shares”) pursuant to Stock Purchase Agreements, each dated June 16, 2010, by and between the Company and the purchasers identified on separate signature pages thereof (the “Stock Purchase Agreements”). A form of Stock Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In connection with this opinion letter, we have examined the Stock Purchase Agreements, the Registration Statement, the Prospectus, originals, or copies certified or otherwise identified to our satisfaction of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments, including resolutions adopted by the board of directors of the Company regarding the transactions contemplated by the Prospectus (the “Resolutions”), as we have deemed appropriate as a basis for the opinion expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, and the conformity to the originals of all documents presented to us as certified or photostatic copies. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied upon (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus and Stock Purchase Agreements and in accordance with the conditions set forth in the Resolutions, will be validly issued, fully paid and non-assessable.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect the opinion set forth herein.

Pharmacyclics, Inc.
June 17, 2010

We are members of the Bar of the State of New York. We express no opinion as to the effect of any laws other than to the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of United States of America. In rendering our opinion as it relates to the DGCL, we have reviewed the DGCL, applicable provisions of the Delaware constitution, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that our Firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP